Richard H. Kirk Vice President, Corporate Counsel
The Prudential Insurance Company of America 213 Washington Street, Newark, NJ 07102-2917 Tel 203-925-3707 richard.kirk@prudential.com
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

September 2, 2021

Re:    Pruco Life Insurance Company (“Depositor”)
    Pruco Life Flexible Premium Variable Annuity Account (“Registrant”)
    Pre-Effective Amendment No. 1 to Registration Statement on Form N-4
    File Nos. 333-256965 and 811-07325

Members of the Commission:

I have acted as counsel to Pruco Life Insurance Company (the "Company"), in connection with the filing of the above-referenced registration statement (the "Registration Statement") on Form N-4 under the Securities Act of 1933. Such Registration Statement relates to the contracts, riders, and endorsements (collectively, the "Contracts") for the variable annuity contracts to be sold through certain selling broker-dealers.

I have examined or caused to be examined such documents and reviewed or caused to be reviewed such questions of law as I considered necessary and appropriate for the purpose of rendering this opinion. On the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Arizona, and is duly authorized by the Insurance Department of that state to issue the Contracts.

2.  The separate account through which the Contracts are issued is a duly authorized and existing separate account established pursuant to the provisions of applicable state law.

3. To the extent so provided under the Contracts, that portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued in accordance with the Registration Statement, will constitute legal, validly-issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement for the Contracts.

Sincerely,
/s/Richard H. Kirk
Richard H. Kirk
Vice President, Corporate Counsel